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                                                                   EXHIBIT 10.13

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Jeffer, Mangels, Butler & Marmaro LLP
2121 Avenue of the Stars, 10th Floor
Los Angeles, California 90067
Attn:  Joel J. Berman, Esq.


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THIS DEED OF TRUST SECURES A LOAN AGREEMENT WHICH PROVIDES FOR A VARIABLE
INTEREST RATE

                                  DEED OF TRUST
                  WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


THE PARTIES TO THIS DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust"), made as of December 15 2000, are COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("Trustor"), First American Title Company, a California corporation ("Trustee"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for itself and the other Lenders (as hereinafter defined) ("Beneficiary").

                            ARTICLE 1. GRANT IN TRUST

        1.1 GRANT. For the purposes of and upon the terms and conditions in this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all of that real property located in the County of Santa Clara, State of California, described on Exhibit A attached hereto, together with all right, title, interest, and privileges of Trustor in and to all streets, ways, roads, and alleys used in connection with or pertaining to such real property, all development rights or credits, air rights, water, water rights and water stock related to the real property, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all appurtenances, easements, rights and rights of way appurtenant or related thereto; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all water wells, pipelines, irrigation systems, pumps, fuel tanks and other crop fixtures, and all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the "Improvements"); all interest or estate which Trustor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing; (all of the foregoing being collectively referred to as the "Subject Property"). The listing of specific rights or property shall not be interpreted as a limit of general terms.

                         ARTICLE 2. OBLIGATIONS SECURED

        2.1 OBLIGATIONS SECURED. Trustor makes this Deed of Trust for the purpose of securing the following obligations ("Secured Obligations"):



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                (a)     Payment to Beneficiary of all sums at any time owing and
                        performance of all covenants and obligations on the part of Trustor under that certain Loan and Security
                        Agreement ("Loan Agreement") of even date herewith by and among Trustor, Beneficiary, the other Lenders named therein and other Obligors named therein, relating to a loan in the principal amount of Sixty-One Million
                        Dollars ($61,000,000.00); and

                (b) Payment and performance of all covenants and obligations of Trustor under this Deed of Trust; and

                (c) Payment and performance of all covenants and obligations, if any, of any rider attached as an Exhibit to this Deed of Trust; and

                (d) Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and

                (e) All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest.

        2.2 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

        2.3 INCORPORATION. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

        2.4 DEFINED TERMS. Capitalized terms which are used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement. "Lenders" means, collectively, Foothill Capital Corporation, a California corporation, and Ableco Finance LLC, a Delaware limited liability company, together with their respective successors and assigns, and shall include any other Person made a party to the Loan Agreement in accordance with the provisions of Section 14.1 thereof.


                    ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

        3.1 ASSIGNMENT. Trustor hereby irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all leases of the Subject Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Subject Property or any portion thereof, whether now existing or entered into after the date hereof ("Leases"); and (b) the rents, revenue, income, issues, deposits and profits of the Subject Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the lessees' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Subject Property.



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        3.2     GRANT OF LICENSE. Beneficiary confers upon Trustor a license
                ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and so long as the Default continues, the License shall remain revoked and Beneficiary may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Subject Property. Trustor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Trustor hereby relieves the lessees from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary.

        3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Subject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Beneficiary and Trustee shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (i) the exercise or failure to exercise by Beneficiary or Trustee, or any of their respective employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Beneficiary or Trustee hereunder; or (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

        3.4 REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants that: (a) the Schedule of Leases attached hereto as Schedule 1 is, as of the date hereof, a true, accurate and complete list of all Leases; (b) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (c) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor's interests under any of the Leases has been transferred or assigned.

        3.5 COVENANTS. The provisions of this Section 3.5 and Section 3.6 shall only be applicable to Leases wherein Trustor is lessor. Trustor covenants and agrees at Trustor's sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and subject to the exercise of Trustor's good faith business judgment, enforce by all available remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Beneficiary prompt written notice of any default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) deliver to Beneficiary fully executed, counterpart original(s) of each and every Lease if requested to do so; and (d) execute and record such additional assignments of any Lease or specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Deed of Trust, in form and substance acceptable to Beneficiary, as Beneficiary may request. Trustor shall not, without Beneficiary's prior written consent or as otherwise permitted by any provision of the Loan Agreement: (i) enter into any Leases after the date thereof, except for Leases of space no longer needed for use in Trustor's business operations, which Leases are to Persons who are not Affiliates of Trustor, are negotiated on an arm's length basis, and are at market rental;
                (ii) execute any other assignment relating to any of the Leases;
                (iii) discount any rent or other sums due under the Leases or collect the same in advance, other than to collect rentals one
                (1) month in advance of the time when it becomes due; (iv) except in the exercise of Trustor's good faith


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                business judgment at times when no Event of Default has occurred or is continuing, terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder; (v) except in the exercise of Trustor's good faith business judgment at times when no Event of Default has occurred or is continuing, consent to any assignment or subletting by any lessee; or (vi) subordinate or agree to subordinate any of the Leases to any other deed of trust or encumbrance. Any such attempted action in violation of the provisions of this Section 3.5 shall be null and void.

        3.6 ESTOPPEL CERTIFICATES. Within thirty (30) days after written request by Beneficiary, Trustor shall deliver to Beneficiary and to any party designated by Beneficiary estoppel certificates executed by Trustor and by each of the lessees, in recordable form, certifying (if such be the case): (a) that the foregoing assignment and the Leases are in full force and effect; (b) the date of each lessee's most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Trustor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Beneficiary.


                ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

        4.1 SECURITY INTEREST. Trustor hereby grants and assigns to Beneficiary as of the Closing Date a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest (collectively, the "Collateral"):

                    All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property (including, without limitation, all water wells, pipelines, irrigation systems, pumps, fuel tanks and other crop fixtures), wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to
                    Section 1.1 above), or (ii) the Improvements (which real property and Improvements are collectively referred to herein as the Subject Property); together with all timber, crops and other plantings, growing or to be grown, and the products thereof; all rents (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, general intangibles, chattel paper, instruments, documents, notes, drafts, letters of credit, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Subject Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Subject Property; all advance payments of insurance premiums made by Trustor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.

                    As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under



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                    Sections 9313 and 9402(6) of the California Uniform
                    Commercial Code, as amended or recodified from time to time.

        4.2 REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants that: (a) Trustor has, or will have, good title to the Collateral; (b) Trustor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; and (c) Trustor's principal place of business is located at the address shown in Section 7.11.

        4.3 RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the California Uniform Commercial Code, as amended or recodified from time to time ("UCC"), Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein;
                (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Trustor under or from the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under UCC Section 9505, or other applicable law.

        4.4 RIGHTS OF BENEFICIARY ON DEFAULT. Upon the occurrence and during the continuance of a Default (hereinafter defined) under this Deed of Trust, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

                (a) Beneficiary may (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales; and

                (b) Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) subject to the terms of the Loan Agreement, enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of any or all of the Collateral.

                        Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Trustor shall make an express written election of said remedy under UCC Section 9505, or other applicable law.

        4.5 POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Beneficiary may, without the obligation to do so, in Beneficiary's name, or in the name of Trustor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to any of the Collateral, and, upon the occurrence and during the continuance of a Default hereunder, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.



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        4.6     POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in this Section or the other Loan Documents, so long as no Default exists under this Deed of Trust or any of the Loan Documents, Trustor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Trustor's business and in accordance with the Loan Agreement.


                   ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

        5.1 TITLE. Trustor represents and warrants that, except as disclosed to Beneficiary in a writing which refers to this warranty, Trustor lawfully holds and possesses fee simple title to the Subject Property without limitation on the right to encumber, and that this Deed of Trust is a first and prior lien on the Subject Property.

        5.2 TAXES AND ASSESSMENTS. Subject to Trustor's rights to contest payment of taxes as may be provided in the Loan Agreement, Trustor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein. Trustor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligation; provided, however, Trustor shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary's net income.

        5.3 TAX AND INSURANCE IMPOUNDS. At any time following the occurrence of a Default and during the continuance thereof, at Beneficiary's option and upon its demand, Trustor, shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to:
                (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property or Collateral and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, hazard and insurance required or requested pursuant to the Loan Documents when same are next due. If Beneficiary determines that any amounts paid by Trustor are insufficient for the payment in full of such taxes, assessments, levies, charges and/or insurance premiums, Beneficiary shall notify Trustor of the increased amounts required to pay all amounts when due, whereupon Trustor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary's notice. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Beneficiary shall, unless Trustor is otherwise in Default hereunder or under any Loan Document, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Trustor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Trustor hereunder or under any Secured Obligation, Beneficiary may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Trustor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign all amounts collected and in its possession to its assignee whereupon Beneficiary and the Trustee shall be released from all liability with respect thereto. Within ninety-five (95) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Secured Obligations) or at such earlier time as Beneficiary may elect, the balance of all amounts collected and in Beneficiary's possession shall be paid to Trustor and no other party shall have any right or claim thereto.

        5.4 PERFORMANCE OF SECURED OBLIGATIONS. Trustor shall promptly pay and perform each Secured Obligation when due.



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

        5.5 LIENS, ENCUMBRANCES AND CHARGES. Trustor shall immediately discharge any lien not approved by Beneficiary in writing that has or may attain priority over this Deed of Trust. Subject to the provisions of the Loan Agreement regarding mechanics' liens, Trustor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Subject Property or Collateral, or any interest therein, whether senior or subordinate hereto.

        5.6     DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

                (a) The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Trustor to Beneficiary and, at the request of Beneficiary, shall be paid directly to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Subject Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Subject Property or Collateral; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Subject Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law, and without regard to any requirement contained in Section 5.7(d), Beneficiary may at its discretion apply all or any of the proceeds it receives to its reasonable and documented out-of-pocket expenses in settling, prosecuting or defending any claim. In the event of the occurrence and continuance of a Default or an impairment (in Beneficiary's sole good faith judgment) of Beneficiary's security hereunder, Beneficiary may apply the balance to the Secured Obligations in any order acceptable to Beneficiary. In the absence of the occurrence and continuance of a Default or an impairment (in Beneficiary's sole good faith judgment) of Beneficiary's security hereunder, Beneficiary shall release the balance of the proceeds to Trustor for repair or restoration upon such reasonable conditions as Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided, however, in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Beneficiary or its employees or agents.

                (b)     When required to do so pursuant to the provisions of
                        Section 5.6(a), Beneficiary shall, and at all other times, Beneficiary may, permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may condition such application upon reasonable conditions, including, without limitation:
                        (i) the deposit with Beneficiary of such additional funds which Beneficiary reasonably determines are needed to pay all costs of the repair or restoration, (including, without limitation, taxes, financing charges, insurance and rent during the repair period);
                        (ii) the establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) the delivery to Beneficiary of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Beneficiary, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be reasonably acceptable to Beneficiary; and (iv) the delivery to Beneficiary of evidence reasonably acceptable to Beneficiary of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect its security. Trustor hereby acknowledges that the conditions described above are reasonable, and, if such conditions have not been satisfied within ninety
                        (90) days of receipt by Beneficiary of such insurance or condemnation proceeds, then Beneficiary may apply such insurance or condemnation proceeds to pay the Secured Obligations in such order and amounts as Beneficiary in its sole discretion may choose.



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

        5.7 MAINTENANCE AND PRESERVATION OF THE SUBJECT PROPERTY. Subject to the provisions of the Loan Agreement, Trustor covenants: (a) to insure the Subject Property and Collateral against such risks as Beneficiary may require and, at Beneficiary's request, to provide evidence of such insurance to Beneficiary, and to comply with the requirements of any insurance companies providing such insurance; (b) to keep the Subject Property and Collateral in good condition and repair; (c) not to remove or demolish the Subject Property or Collateral or any part thereof, not to alter, restore or add to the Subject Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property without Beneficiary's prior written consent (which consent shall not be unreasonably withheld) or as provided in the Loan Agreement; (d) to complete or restore promptly and in good and workmanlike manner the Subject Property and Collateral, or any part thereof which may be damaged or destroyed, provided that if Beneficiary is required to release insurance proceeds for repair or restoration in accordance with Section 5.6, Beneficiary so releases such proceeds; (e) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Subject Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (f) not to commit or permit waste of the Subject Property or Collateral; and (g) to do all other acts which from the character or use of the Subject Property or Collateral may be reasonably necessary to maintain and preserve its value.

        5.8 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. At Trustor's sole expense, Trustor shall protect, preserve and defend the Subject Property and Collateral and title to and right of possession of the Subject Property and Collateral, the security hereof and the rights and powers of Beneficiary and Trustee hereunder against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Subject Property or Collateral and of any condemnation offer or action.

        5.9     ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE.

                (a) Trustee accepts this trust when this Deed of Trust is recorded. Except as may be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of the rights and remedies available hereunder, and may obtain orders or decrees directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies.

                (b) Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

                (c) With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Subject Property for debts contracted for or liability or damages incurred in the management or operation of the Subject Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. TRUSTOR WILL, FROM TIME TO TIME, PAY THE COMPENSATION DUE TO TRUSTEE HEREUNDER AND REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND HOLD HARMLESS TRUSTEE AGAINST, ANY AND ALL LIABILITY AND REASONABLE AND DOCUMENTED OUT-OF-POCKET EXPENSES WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE'S DUTIES.

                (d) All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

                (e) Should any deed, conveyance, or instrument of any nature be required from Trustor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Trustor.

                (f) By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee pursuant to the Loan Documents, including without limitation, any deed, conveyance, instrument, officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Trustee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee.

        5.10    COMPENSATION; EXCULPATION; INDEMNIFICATION.

                (a) Trustor shall pay Trustee's fees and reimburse Trustee for reasonable and documented out-of-pocket expenses in the administration of this trust, including reasonable and documented out-of-pocket attorneys' fees. Trustor shall pay to Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limit any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Subject Property or Collateral or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary's failure (whether by malfeasance, nonfeasance or refusal to act) to lease the Subject Property after a Default (hereinafter defined) or from any other act or omission (regardless of whether same constitutes negligence) of Beneficiary in managing the Subject Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Trustor.

                (b) TRUSTOR INDEMNIFIES TRUSTEE AND BENEFICIARY AGAINST, AND HOLDS TRUSTEE AND BENEFICIARY HARMLESS FROM, ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, REASONABLE AND DOCUMENTED OUT-OF-POCKET ATTORNEYS' FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER REASONABLE AND DOCUMENTED OUT-OF-POCKET EXPENSES WHICH EITHER MAY SUFFER OR INCUR: (i) BY REASON OF THIS DEED OF TRUST; (ii) BY REASON OF THE EXECUTION OF THIS TRUST OR IN PERFORMANCE OF ANY ACT REQUIRED OR PERMITTED HEREUNDER OR BY LAW; (iii) AS A RESULT OF ANY FAILURE OF TRUSTOR TO PERFORM TRUSTOR'S OBLIGATIONS; OR
                        (iv) BY REASON OF ANY ALLEGED OBLIGATION OR UNDERTAKING ON BENEFICIARY'S PART TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS CONTAINED IN ANY OTHER DOCUMENT RELATED TO THE SUBJECT PROPERTY. THE ABOVE OBLIGATION OF TRUSTOR TO INDEMNIFY AND HOLD HARMLESS TRUSTEE AND BENEFICIARY SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE AND RECONVEYANCE OR PARTIAL RELEASE AND RECONVEYANCE OF THIS DEED OF TRUST.

                (c) TRUSTOR shall pay all amounts and indebtedness arising under this Section 5.10 immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance under the Loan Agreement as specified therein.

        5.11 SUBSTITUTION OF TRUSTEES. From time to time, by a writing, signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Subject Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 5.11 shall be conclusive proof of the proper substitution of such new Trustee.

        5.12 DUE ON SALE OR ENCUMBRANCE. Except as otherwise expressly permitted in the Loan Agreement, if the Subject Property or any interest therein shall be sold, transferred (including, without limitation, through sale or transfer of a majority or controlling interest of the corporate stock or general partnership interests or limited liability company interests of Trustor), mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Beneficiary, THEN Beneficiary, in its sole discretion, may declare all Secured Obligations immediately due and payable.

        5.13 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property and Collateral or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Subject Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of and security interests created by this Deed of Trust upon the Subject Property and Collateral.

        5.14 RECONVEYANCE. Upon Beneficiary's written request, and upon surrender to Trustee for cancellation of this Deed of Trust or a certified copy thereof and any note, instrument, or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the Subject Property or that portion thereof then held hereunder. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto" and the recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Subject Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Subject Property to the person or persons legally entitled thereto.

        5.15 SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to the Loan Documents or by the proceeds of any loan secured by this Deed of Trust.

        5.16 RIGHT OF INSPECTION. Subject to the provisions of the Loan Agreement, Beneficiary, its agents and employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and Collateral and ascertaining Trustor's compliance with the terms hereof.


                          ARTICLE 6. DEFAULT PROVISIONS

        6.1     DEFAULT. For all purposes hereof, the term "Default" shall mean
                (a) at Beneficiary's option, the failure of Trustor to make any payment of principal or interest under the Loan Agreement or to pay any other amount due hereunder or under the Loan Agreement when the same is due and payable, whether at maturity, by acceleration or otherwise; (b) the failure of Trustor to perform any non-monetary obligation hereunder, or the failure to be true of any representation or warranty of Trustor contained herein and the continuance of such failure for ten (10) days after notice, or within any longer grace period, if any, allowed in the Loan Agreement for such failure, or (c) the existence of any Event of Default as defined in the Loan Agreement.

        6.2 RIGHTS AND REMEDIES. At any time after Default and during the continuance thereof, Beneficiary and Trustee shall each have all the following rights and remedies:

                (a) With or without notice, to declare all Secured Obligations immediately due and payable; without limiting the foregoing, Beneficiary may, in addition, at its option, demand cash collateral in the full amount of the obligations under all L/C's and L/C Undertakings, whether or not then due and payable by Beneficiary;

                (b) With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or Default of Trustor and, in connection therewith, to enter upon the Subject Property and do such acts and things as Beneficiary or Trustee deem necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee under this Deed of Trust; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto;
                        (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Deed of Trust; or (v) to employ counsel, accountants, contractors and other appropriate persons.

                (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

                (d) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Trustor hereby consents to such appointment;

                (e) To enter upon, possess, manage and operate the Subject Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Subject Property, to make, terminate, enforce or modify Leases of the Subject Property upon such terms and conditions as Beneficiary deems proper, to make repairs, alterations and improvements to the Subject Property as necessary, in Trustee's or Beneficiary's sole judgment, to protect or enhance the security hereof;

                (f) To execute a written notice of such Default and of its election to cause the Subject Property to be sold to satisfy the Secured Obligations. As a condition precedent to any such sale, Trustee shall give and record such notice as the law then requires. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Subject Property is sold. Subject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Subject Property by public announcement at such time and place of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

                (g) To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary, or either of them, determine in their sole discretion.

                (h) Upon sale of the Subject Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Subject Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and
                        (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (w) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (z) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Subject Property.

        6.3 APPLICATION OF FORECLOSURE SALE PROCEEDS. After deducting all costs, fees and expenses of Trustee, and of this trust, including, without limitation, cost of evidence of title and attorneys' fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Trustee shall apply all proceeds of any foreclosure sale:
                (a) to payment of all sums expended by Beneficiary under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Loan Agreement to be applicable on or after maturity or acceleration of the indebtedness under the Loan Agreement; (b) to payment of all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled thereto.

        6.4 APPLICATION OF OTHER SUMS. All sums received by Beneficiary under Section 6.2 or Section 3.2, less all costs and expenses incurred by Beneficiary or any receiver under Section 6.2 or
                Section 3.2, including, without limitation, attorneys' fees, shall be applied in payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary.

        6.5 NO CURE OR WAIVER. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Subject Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of or security interests created by this Deed of Trust.

        6.6 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor agrees to pay to Beneficiary immediately and without demand all reasonable and documented out-of-pocket costs and expenses incurred by Trustee and Beneficiary pursuant to Section 6.2 (including, without limitation, court costs and reasonable and documented out-of-pocket attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance under the Loan Agreement as specified therein. In addition, Trustor shall pay to Trustee all Trustee's fees hereunder and shall reimburse Trustee for all reasonable and documented out-of-pocket expenses incurred in the administration of this trust, including, without limitation, any attorneys' fees.

        6.7 POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest,
                (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Subject Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose,
                (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Subject Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Beneficiary may perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act (whether such failure constitutes negligence) by Beneficiary under this Section.


                       ARTICLE 7. MISCELLANEOUS PROVISIONS

        7.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Subject Property and Collateral and such further rights and agreements are incorporated herein by this reference.

        7.2 MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary consents to a merger in writing.

        7.3 OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

        7.4 RECOURSE TO SEPARATE PROPERTY. Any married person who executes this Deed of Trust as a Trustor agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon that person's separate property, and any community property of which that person is a manager.

        7.5 WAIVER OF MARSHALLING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Subject Property and Collateral, hereby waives all rights to have the Subject Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligation ("Other Property") marshalled upon any foreclosure of the lien of this Deed of Trust or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

        7.6 RULES OF CONSTRUCTION. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term "Subject Property" and "Collateral" means all and any part of the Subject Property and Collateral, respectively, and any interest in the Subject Property and Collateral, respectively.

        7.7 SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section 7.7 does not waive or modify the provisions of Section 5.12.

        7.8 EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

        7.9 GOVERNING LAW. This Deed of Trust shall be construed, governed and enforced in accordance with the laws of the State of New York, except as to matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in the Subject Property and the Collateral, which shall be construed, governed and enforced in accordance with the laws of the State of California, and except to the extent that federal laws preempt the laws of either the State of New York or the State of California.

        7.10 INCORPORATION. Exhibits A and B and Schedule 1, as attached, are incorporated into this Deed of Trust by this reference.

        7.11 NOTICES. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust shall be in writing and shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Trustor:                 Communications & Power Industries, Inc.
                         607 Hansen Way
                         Palo Alto, California 94303
                         Attn:  Lynn E. Harvey, Chief Financial Officer


Trustee:                 First American Title Company
                         520 North Central Avenue
                         Glendale, California 91203


Beneficiary:             FOOTHILL CAPITAL CORPORATION. as Agent
                         2450 Colorado Avenue
                         Suite 3000 West
                         Santa Monica, California 90404
                         Attn:  Business Finance Division Manager


Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove. Trustor shall forward to Beneficiary, without delay, any notices, letters or other communications delivered to the Subject Property or to Trustor naming Beneficiary, "Lender" or any similar designation as addressee, or which could reasonably be deemed to affect the ability of Trustor to perform its obligations to Beneficiary under the Loan Agreement.

        7.12 CONFLICT AMONG AGREEMENTS. In the event of any conflict between the provisions of this Deed of Trust and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail, and Trustor shall be bound by such provisions of the Loan Agreement fully to the same extent as if they were set forth herein in their entirety.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.


                                                       "TRUSTOR"

                                       COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                      (ALL SIGNATURES MUST BE ACKNOWLEDGED)

                                    EXHIBIT A

                         DESCRIPTION OF SUBJECT PROPERTY


Exhibit A to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation, as Trustor, to First American Title Company, as Trustee, for the benefit of FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for itself and the other Lenders, as Beneficiary, dated as of December 15, 2000.


All the certain real property located in the County of Santa Clara, State of California, described as follows:

                               See Page 16A Hereof

                                    EXHIBIT B

                        LEASEHOLD RIDER TO DEED OF TRUST


THIS LEASEHOLD RIDER TO DEED OF TRUST ("Rider") is attached to and forms a part of that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated December 15, 2000, and executed by the undersigned, as Trustor, in favor of FIRST AMERICAN TITLE COMPANY, as Trustee, for the benefit of FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for itself and the other Lenders, as Beneficiary (the "Deed of Trust"). Capitalized terms used in this Rider and not otherwise defined herein shall have the same meaning as in the Deed of Trust.

1. LEASEHOLD ESTATE. All or a portion of Trustor's interest in the Subject Property consists of one or more leasehold or subleasehold estates created pursuant to one or more leases or subleases in which Trustor is the tenant or subtenant. Such lease or leases are identified on Exhibit A to this Deed of Trust and are hereinafter referred to as the "Ground Lease". The landlord or sublandlord under any Ground Lease is hereinafter referred to as "Landlord".

2. REPRESENTATIONS OF TRUSTOR. Trustor hereby represents and warrants that: (i) the Ground Lease is unmodified except as indicated on Exhibit A to this Deed of Trust and is in full force and effect; (ii) all rents and other charges to be paid by Trustor as tenant under the Ground Lease are current; (iii) Trustor is not in default under any of the provisions of the Ground Lease and no circumstances exist which would constitute a default by Trustor under the Ground Lease or would otherwise permit Landlord to cancel, terminate or otherwise limit the Ground Lease in any manner; (iv) Trustor is not aware of any default by Landlord under the Ground Lease or the existence of circumstances which would constitute a default by Landlord under the Ground Lease; (v) Trustor's interest in the Ground Lease is subject to no liens or encumbrances except as previously disclosed to Beneficiary in writing; and (vi) Trustor owns and holds the Ground Lease and the entire leasehold estate created by the Ground Lease and has the right under the Ground Lease or has received all appropriate consents required in order for Trustor to execute this Deed of Trust.

3. PERFORMANCE. In no event shall Trustor do or permit to be done or omit to do or permit the omission of any act, the doing or omission of which would impair the security of this Deed of Trust or would constitute grounds for the termination of the Ground Lease or would entitle Landlord to declare a forfeiture or termination of the Ground Lease or to re-enter the Subject Property. Trustor agrees to pay, keep and perform all covenants, conditions, agreements and obligations of the tenant set forth in the Ground Lease, and not to commit or permit any breach thereof.

4. NOTICES. Trustor shall promptly (i) send to Beneficiary a copy of any notice from Landlord claiming the existence of a default by Trustor under the Ground Lease or the existence of any circumstances which would constitute such a default, and (ii) notify Beneficiary in writing of the existence of any default by Landlord under the Ground Lease or the existence of any circumstances which would constitute such a default.

5. INDEPENDENT OBLIGATION. Trustor agrees that the provisions hereof shall be deemed to be obligations of Trustor in addition to Trustor's obligations as tenant with respect to similar matters contained in the Ground Lease; provided, however, the inclusion herein of any covenants relating to similar matters under which Trustor is obligated under the Ground Lease shall not restrict or limit Trustor's duties and obligations to keep and perform promptly all of its covenants as tenant under the Ground Lease, and nothing in this Deed of Trust shall be construed as requiring the taking of or the omitting to take any action by Trustor or Beneficiary which would cause a default under the Ground Lease. Trustor further agrees that no release or forbearance of any of Trustor's obligations under the Ground Lease, pursuant to the Ground Lease or otherwise, shall release Trustor from any of its obligations under this Deed of Trust.

6. NO MERGER. Trustor agrees that so long as this Deed of Trust is in effect, there shall be no merger of the Ground Lease or any interest therein, nor of the leasehold estate created thereby with the fee estate in the Subject Property or any portion thereof, by reason of the fact that the Ground Lease may be held directly or indirectly by or for the account of any person who shall hold the fee estate in the Subject Property. If Trustor acquires the fee title or any other estate, title or interest in the Subject Property, this Deed of Trust shall attach to and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of this Deed of Trust. Trustor shall notify Beneficiary of any such acquisition by Trustor and, on written request by Beneficiary, shall cause to be executed and recorded such further documents or instruments as may in the sole discretion of Beneficiary be necessary or desirable to carry out the intent hereof.

7. NO MODIFICATION OR SURRENDER. Trustor agrees that (i) no surrender or termination of the Ground Lease (except a surrender upon the expiration of the term of the Ground Lease or the termination by Landlord pursuant to the provisions thereof) shall be valid or effective, and (ii) neither the Ground Lease nor the terms thereof may be amended, supplemented, surrendered or cancelled, or subordinated to any fee mortgage, to any lease, or to any other interest, either orally or in writing, without the prior written consent of Beneficiary, and Trustor agrees that any such action, without the prior written consent of Beneficiary, shall be void and constitute an Event of Default under this Deed of Trust.

8. ARBITRATION PROCEEDINGS. Trustor shall promptly notify Beneficiary in writing upon the initiation of any arbitration or appraisal proceedings under and pursuant to the provisions of the Ground Lease. Trustor shall not designate, appoint or select an arbitrator or appraiser in any such proceedings without the prior written consent of Beneficiary.

9. TRUSTOR'S DEFAULT UNDER GROUND LEASE.

        9.1 BENEFICIARY'S ADDITIONAL RIGHTS. If Trustor shall default under the Ground Lease, in addition to all the rights and remedies provided for in this Deed of Trust and available at law, Beneficiary may, at its option but without any obligation to do so, take any action necessary or desirable to cure any default by Trustor in the performance of any of the terms, covenants and conditions of the Ground Lease. Trustor shall, upon demand, pay to Beneficiary all reasonable and documented out-of-pocket costs incurred by Beneficiary in curing or attempting to cure such default, together with interest on such costs from the date of expenditure at the rate applicable pursuant to the Debt Instrument, and all such sums shall be secured by this Deed of Trust. Upon receipt by Beneficiary of any written notice of default by Trustor under the Ground Lease, Beneficiary may rely thereon and take any action to cure such default even though the existence or nature of the default may be disputed by Trustor. Trustor hereby grants to Beneficiary, and agrees that Beneficiary shall have, the absolute and immediate right to enter in and upon the Subject Property or any part thereof to such extent and as often as Beneficiary, in its sole discretion, deems necessary or desirable in order to prevent or cure any default by Trustor. Notwithstanding the foregoing nor anything to the contrary contained in this Rider, this Deed of Trust shall not constitute a present assignment of the Ground Lease and Beneficiary does not hereby assume, nor shall Beneficiary be deemed to assume or otherwise be responsible for, performance of the obligations of Trustor as tenant under the Ground Lease. Beneficiary shall be liable for the obligations of the Trustor as tenant under the Ground Lease only during the period of time which Beneficiary is in possession of the Subject Property or has acquired, by foreclosure or otherwise, and is holding, all of Trustor's right, title and interest in the Ground Lease.

        9.2 ADDITIONAL EVENT OF DEFAULT. Any breach or default by Trustor of any term, condition or covenant contained in the Ground Lease or the occurrence of any circumstances which would permit Landlord to cancel, terminate or otherwise limit the Ground Lease in any manner shall constitute an Event of Default under this Deed of Trust.

10. NOTICE TO LANDLORD. Promptly after the execution and delivery of this Deed of Trust, Trustor shall notify Landlord in writing of such execution and delivery and provide Landlord with a copy of this Deed of Trust.

11. ESTOPPEL CERTIFICATE. Trustor shall promptly furnish to Beneficiary all information that Beneficiary may request concerning the performance by Trustor of its obligations under the Ground Lease. Promptly upon demand by Beneficiary, Trustor shall obtain from Landlord and furnish to Beneficiary an estoppel certificate executed by Landlord stating, among other things, the date through which rent has been paid, whether or not there are any defaults under the Ground Lease, and the nature of such defaults.

12. NEW LEASE. Trustor agrees that, if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term and Beneficiary or its designee shall acquire from Landlord a new lease of the Subject Property or any part thereof, Trustor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby.

13. NOTICE OF BANKRUPTCY. Trustor shall promptly notify Beneficiary orally of any filing by or against Landlord or Trustor of a petition under the Bankruptcy Code, Title 11 of the United States Code (as the same may be amended or recodified from time to time, the "Bankruptcy Code"). Trustor shall promptly thereafter give written notice of such filing to Beneficiary, setting forth any information available to Trustor including the date of such filing, the court in which such petition was filed, and the relief sought therein. Trustor shall promptly deliver to Beneficiary, any and all notices, summonses, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

14. RESTRICTION ON ACTIONS UNDER BANKRUPTCY CODE. Trustor shall not commence any action, suit, proceeding or case, or file any application or make any motion in respect of the Ground Lease in any such case, without the prior written consent of Beneficiary.

15. BANKRUPTCY OF LANDLORD.

        15.1 ELECTION IN BANKRUPTCY. Trustor acknowledges that, pursuant to
Section 365 of the Bankruptcy Code, it is possible that a trustee in bankruptcy of Landlord or Landlord as a debtor-in-possession could reject the Ground Lease, in which case Trustor, as tenant, would have the election described in Section 365(h) of the Bankruptcy Code (which election, as the same may be amended, revised or recodified from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is herein called the "Election") to treat the Ground Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of such Ground Lease and any renewal or extension thereof that is enforceable by the tenant under applicable non-bankruptcy law. Trustor covenants that it will not suffer or permit the termination of the Ground Lease by exercise of the Election or otherwise without the prior written consent of Beneficiary. Trustor acknowledges that, since the Ground Lease is a primary part of Beneficiary's security for the obligations secured under this Deed of Trust, Beneficiary does not anticipate that it would consent to termination of the Ground Lease and shall not under any circumstances be obliged to give such consent.

        15.2 ASSIGNMENT OF ELECTION. In order to secure the covenants made in
Section 15.1 and as security for the other obligations secured under this Deed of Trust, Trustor assigns the Election to Trustee and Beneficiary. Trustor acknowledges and agrees that Trustee and Beneficiary may use the Election at any time in order to protect and preserve the rights and interests of Trustee and Beneficiary under this Deed of Trust, since exercise of the Election in favor of terminating the Ground Lease would constitute waste hereunder.

        15.3 EFFECT OF ASSIGNMENT. Trustor acknowledges and agrees that the Election is in the nature of a remedy and is not a Subject Property interest which Trustor can separate from the Ground Lease. Therefore, Trustor agrees that exercise of the Election in favor of preserving the right to possession under the Ground Lease shall not be deemed to constitute a taking or sale of the Subject Property by Trustee or Beneficiary and shall not entitle Trustor to any credit against the obligations secured by this Deed of Trust.

        15.4 RIGHT TO POSSESSION. Trustor acknowledges and agrees that, in the event the Election is exercised in favor of Trustor remaining in possession, Trustor's resulting right to possession and use of (and rents and profits from) the Subject Property, as adjusted by the effect of Section 365 of the Bankruptcy Code, whether or not all or any part of the Subject Property has been subleased, shall then be part of the Trust Estate and shall be subject to the lien created by this Deed of Trust. However, Trustor acknowledges and agrees that said right to possession and use of the Subject Property as so adjusted shall not be equivalent to the leasehold interest which is included in the Trust Estate at the time of execution of this Deed of Trust.

        15.5 ASSIGNMENT OF RIGHTS ARISING FROM REJECTION OF GROUND LEASE. Trustor hereby unconditionally assigns, transfers and sets over to Beneficiary all of Trustor's claims and rights to the payment of damages arising from any rejection by Landlord of the Ground Lease under the Bankruptcy Code. Beneficiary shall have the right to proceed in its own name or in the name of Trustor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the obligations secured by this Deed of Trust shall have been fully satisfied and discharged. Any amounts received by Beneficiary as damages arising out of the rejection of the Ground Lease shall be applied first to all costs and expenses of Beneficiary (including, without limitation, attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this Section 15 and then to the indebtedness secured hereby.

16. BANKRUPTCY OF TRUSTOR.

        16.1 ASSUMPTION OF LEASE BY BENEFICIARY. If there shall be filed by or against Trustor a petition under the Bankruptcy Code, and Trustor, as tenant under the Ground Lease, shall determine to reject the Ground Lease pursuant to the Bankruptcy Code, Trustor shall give Beneficiary not less than thirty (30) days' prior notice of the date on which Trustor shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Beneficiary shall have the right, but not the obligation, to serve upon Trustor within such thirty (30) day period a notice stating that (i) Beneficiary demands that Trustor assume and assign the Ground Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code, and (ii) Beneficiary agrees to cure or provide adequate assurance of prompt cure of all defaults reasonably susceptible of cure by Beneficiary and provides adequate assurance of future performance under the Ground Lease. If Beneficiary serves upon Trustor the notice described in the preceding sentence, Trustor shall not seek the rejection of the Ground Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty
(30) days after the notice shall have been given, subject to the performance by Beneficiary of the agreement provided for in clause (ii) of the preceding sentence.

        16.2 BENEFICIARY'S RIGHT TO FILE FOR EXTENSION. Effective upon the entry of an order for relief in respect of Trustor under the Bankruptcy Code, Trustor hereby assigns and transfers to Beneficiary a non-exclusive right to apply to the Bankruptcy Court for an order extending the period during which the Ground Lease may be rejected or assumed.

Trustor has caused this Rider to be executed as of the day and year first above written.

TRUSTOR:


COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation


By:
    -----------------------------------
    Name:
    Title:

                                   SCHEDULE 1

                               SCHEDULE OF LEASES


Schedule 1 to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation, as Trustor, to First American Title Company, as Trustee, for the benefit of FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for itself and the other Lenders, as Beneficiary, dated as of December 15, 2000.


                                                           Initial
          Tenant                   Commencement Date   Termination Date
------------------------------     -----------------   ----------------
Pillsbury, Madison & Sutro LLP         4/14/2000          4/14/2001


Varian Associates, Inc.                4/15/1999          4/15/2002


Weil, Gotshal & Manges LLP             11/15/2000         8/31/2001

STATE OF CALIFORNIA
COUNTY OF _____________________________________ ss.


On this ____ day of December, 2000, before me ____________________, a Notary Public in and for the State of California, personally appeared ____________________ personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature
          ------------------------------

My commission expires                   .
                     -------------------